UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 27, 2006

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On June 27, 2006, TOR Minerals International, Inc. (the “Company”) announced that it has been named to FORTUNE Small Business Magazine’s (FSB) America’s 100 Fastest Growing Small Companies list, ranking 61.

To compile the sixth annual list, FORTUNE Small Business asked financial research firm Zacks to rank public companies with revenues less than $200 million and a stock price of more than $1, based on their percentage growth in earnings, revenue, and stock performance over the past three years.  Banks and real estate firms were excluded.

A copy of the press release relating to this Item 8.01 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release is also available on its website at www.torminerals.com, under the News tab.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit

Number                                  Description

   99.1                      Press Release, dated June 27, 2006, announcing that the Company has been named to FORTUNE Small Business Magazine’s (FSB) America’s 100 Fastest Growing Small Companies list.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: June 28, 2006	/s/ LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 27, 2006, announcing that the Company has been named to FORTUNE Small Business Magazine’s (FSB) America’s 100 Fastest Growing Small Companies list.